Schedule 14A Information

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.__)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement.
[ ]  Definitive additional materials.
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.



                            COMSTOCK RESOURCES, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
     4)Proposed maximum aggregate value of transaction: 5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

     1) Amount previously paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

                            COMSTOCK RESOURCES, INC.

                                5005 LBJ Freeway
                                   Suite 1000
                               Dallas, Texas 75244

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 23, 1999

To the Stockholders of Comstock Resources, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Comstock Resources, Inc. will be held at the Westin Hotel at the Galleria, 13340 Dallas Parkway, Dallas, Texas, on June 23, 1999 at 4:00 p.m., Dallas time, for the following purposes:

      1. To elect two Class B directors to serve terms of three years and one Class C director to serve a term of one year and in each case until their successors are duly elected and qualified;

      2. To approve the 1999 Long-term Incentive Plan;

      3. To  approve  the  issuance  of  1,051,999   shares  of  Series  A  1999
         Convertible Preferred Stock, par value $10.00 per share, and shares of Common Stock related thereto;

      4. To ratify the appointment of Arthur Andersen LLP as independent public accountants for 1999; and

      5. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 29, 1999 as the record date for determining the stockholders entitled to notice and to vote at the meeting or any adjournment thereof. A list of such stockholders will be open to examination of any stockholder at the Company's offices at 5005 LBJ Freeway, Suite 1000, Dallas, Texas, 75244, during ordinary business hours, for a period of at least ten days prior to the meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ROLAND O. BURNS
                                  ------------------
                                  ROLAND O. BURNS
                                  SECRETARY

Dallas, Texas
April 30, 1999


                                    IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                            COMSTOCK RESOURCES, INC.
                                5005 LBJ Freeway
                                   Suite 1000
                               Dallas, Texas 75244

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 23, 1999

     The Board of Directors of Comstock Resources, Inc., a Nevada corporation (the "Company"), hereby solicits your proxy in the form enclosed for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Westin Hotel at the Galleria, 13340 Dallas Parkway, Dallas, Texas at 4:00 P.M., Dallas time, on June 23, 1999, or at any adjournment thereof. The expenses of this solicitation will be borne by the Company. Proxies may be solicited by mail, personal interview, telegram and telephone by directors, officers, employees and agents of the Company. The Company has retained Kissel Blake, a division of Shareholder Communications Corporation, to aid in the solicitation of proxies and to verify certain records related to the solicitations. Kissel Blake will receive a fee of $6,500 as compensation for its services and reimbursement for its related out of pocket expenses.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 30, 1999. The principal executive office of the Company is located at 5005 LBJ Freeway, Suite 1000, Dallas, Texas 75244, telephone (972) 701-2000.

     Only stockholders of record at the close of business on April 29, 1999 are entitled to notice and to vote at the Annual Meeting. On that date, there were 24,350,417 shares of the Company's common stock, $.50 par value (the "Common Stock"), outstanding. Included in the total outstanding shares are 2,813 shares reserved for conversion of shares which have not been tendered for exchange subsequent to the Company's reincorporation in Nevada in 1981. Such shares are not eligible to vote at the Annual Meeting. In addition, there are 1,948,001 shares of the Company's Series A 1999 Convertible Preferred Stock (the
"Preferred Stock") outstanding which are entitled to vote on an as converted basis the equivalent of 4,870,003 shares of Common Stock. Accordingly, the aggregate shares entitled to vote at the meeting are 29,217,607. Each share is entitled to one vote.

     You are encouraged to attend the Annual Meeting and vote in person. Execution of the enclosed proxy will not in any way affect your right to do so. A stockholder may revoke a proxy at any time prior to the voting thereof by filing with the Secretary of the Company, prior to the stockholder vote, a written revocation or duly executed form of proxy bearing a later date, or by voting in person at the Annual Meeting.

     Attendance at the Annual Meeting, either in person or by proxy, by the record holders of a majority of the outstanding shares of the Common Stock constitutes a quorum. Cumulative voting is not permitted. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, except as it affects the total number of votes a nominee receives. With regard to approval of the 1999 Long-term Incentive Plan and the issuance of the Preferred Stock, votes may be cast in favor, against or abstain. Abstentions may be specified on all proposals (but not on the election of directors) and will be counted as present for purposes of the item on which the abstention is noted. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors, the approval of the 1999 Long-term Incentive Plan, the issuance of the Preferred Stock and the ratification of accountants. Under applicable Nevada law, a broker non-vote will have no effect on the outcome of the election of directors, approval of the 1999 Long-term Incentive Plan, the issuance of the Preferred Stock or the ratification of accountants.

             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

     The following table sets forth certain information, as of April 29, 1999, with respect to the beneficial ownership of Common Stock by (i) each executive officer of the Company named in the Summary Compensation Table set forth in this Proxy Statement, (ii) each director and each nominee for director of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to be the beneficial owner of 5% or more of the Common Stock.

                                                       Shares Beneficially
                                                              Owned
                                                    -------------------------
          Name(1)                                    Number(2)       Percent
------------------------------------------          ----------      ---------

 M. Jay Allison                                     1,567,204          6.1%
    President, Chief Executive Officer and
    Chairman of the Board of Directors
 Roland O. Burns                                     392,750           1.6%
    Senior Vice President, Chief Financial
    Officer, Secretary and Treasurer
 Richard S. Hickok                                   130,710 (3)        *
    Director
 Franklin B. Leonard                                 163,429 (4)        *
    Director
 Cecil E. Martin, Jr.                                125,429 (5)        *
    Director
 Richard G. Powers                                    76,500            *
    Vice President of Land
 David W. Sledge                                      55,632            *
    Director
 Michael W.  Taylor                                   66,500            *
    Vice President of Corporate Development
 All Executive Officers and Directors
    as a Group (11 Persons)                        2,679,404          10.0%
 Compression Inc.                                  3,101,400 (6)      12.7%
    Two West Second Street
    Tulsa, Oklahoma 74103
 Trust Company of the West                         3,246,668 (7)      11.8%
    865 South Figueroa, Suite 1800
    Los Angeles, California 90017
 Prudential Insurance Company of America           2,467,300 (8)      10.1%
    751 Broad Street
    Newark, New Jersey 07102

* Indicates less than one percent.

(1) Unless otherwise noted, the address of each beneficial owner is c/o Comstock Resources, Inc., 5005 LBJ Freeway, Suite 1000, Dallas, Texas 75244.
(2) Includes shares issuable pursuant to stock options which are presently exercisable or exercisable within 60 days in the following amounts: Mr. Allison-1,465,000 shares; Mr. Burns-357,500 shares; Mr. Hickok-76,500 shares; Mr. Leonard-75,000 shares; Mr. Martin -50,500 shares; Mr. Powers-76,500 shares; Mr. Sledge-40,000 shares; Mr. Taylor- 66,500 shares; and all executive officers and directors-2,332,875.
(3) Includes 32,572 shares held by a corporation owned 90% by Mr. Hickok's wife and 10% by Mr. Hickok's children.
(4)  Includes  45,771 shares  held by a trust for the benefit of  Mr. Leonard's wife.
(5)  Includes options to purchase 42,875 shares held by Mr. Martin's wife.
(6)  Ownership based on Schedule 13D filing dated October 19, 1998.
(7) Represents shares issuable upon conversion of shares of Preferred Stock. Trust Company of the West or an affiliate thereof as investment manager or in a similar capacity for certain funds and institutions which hold the shares of Preferred Stock.
(8) Ownership based on Schedule 13G filing dated January 26, 1999, 1,213,900 shares of the reported ownership have shared voting and investment power.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of five members comprised of three classes (Class A, B, and C). Directors are elected in classes to serve terms of three years. The Class B directors, whose term expires at the Annual Meeting, are M. Jay Allison and David W. Sledge. The Class C director, whose term expires in 2000, is Richard S. Hickok. The Class A directors, whose term expires in 2001, are Franklin B. Leonard and Cecil E. Martin, Jr. At the Annual Meeting, two Class B directors will be elected, each for a term of three years beginning in 1999 and one Class C director will be elected to fill a vacancy on the Board of Directors, for a term of one year beginning in 1999, and in each case until their successors are duly elected and qualified. The Board of Directors has nominated M. Jay Allison and David W. Sledge to serve as the Class B directors and Roland O. Burns to fill the vacancy of the Class C director. Further information with respect to the nominees and the other directors continuing in office is set forth below.

                          Nominees for Three-Year Terms

M. JAY ALLISON, (43) President, Chief Executive Officer and Chairman of the Board of Directors


     Mr. Allison has been a director of the Company since 1987, and President and Chief Executive Officer of the Company since 1988. Mr. Allison was elected Chairman of the Board of Directors in 1997. From 1987 to 1988, Mr. Allison served as Vice President and Secretary of the Company. From 1981 to 1987, he was a practicing oil and gas attorney with the firm of Lynch, Chappell & Alsup in Midland, Texas. In 1983, Mr. Allison co-founded a private independent oil and gas company, Midwood Petroleum, Inc., which was active in the acquisition and development of oil and gas properties from 1983 to 1987. He received B.B.A., M.S. and J.D. degrees from Baylor University in 1978, 1980 and 1981, respectively.

DAVID W. SLEDGE, (42) Director

     Mr. Sledge was elected to the Board of Directors of the Company in 1996. Mr. Sledge served as President of Gene Sledge Drilling Corporation, a privately held contract drilling company based in Midland, Texas until its sale in October 1996. Mr. Sledge served Gene Sledge Drilling Corporation in various capacities from 1979 to 1996. Mr. Sledge is a past director of the International Association of Drilling Contractors and is a past chairman of the Permian Basin chapter of this association. He received a B.B.A. degree from Baylor University in 1979.

                            Nominee for One-Year Term

ROLAND O. BURNS, (39) Senior Vice President, Chief Financial officer, Secretary and Treasurer


     Mr. Burns has been Senior Vice President of the Company since 1994, Chief Financial Officer and Treasurer since 1990 and Secretary since 1991. From 1982 to 1989, he was employed by the public accounting firm, Arthur Andersen, LLP. During his tenure with Arthur Andersen LLP., Mr. Burns worked primarily in the firm's oil and gas audit practice. Mr. Burns received B.A. and M.A. degrees from the University of Mississippi in 1982 and is a Certified Public Accountant.

                         Directors Continuing in Office


RICHARD S. HICKOK, (73) Director

     Mr. Hickok has been a director of the Company since 1987. From 1948 to 1983, he was employed by the international accounting firm of Main Hurdman where he retired as Chairman. From 1978 to 1980, Mr. Hickok served as a Trustee of the Financial Accounting Foundation and has extensive involvement serving on various committees of the American Institute of Certified Public Accountants. Mr. Hickok holds a B.S. degree from the Wharton School of the University of Pennsylvania.

FRANKLIN B. LEONARD, (71) Director

     Mr. Leonard has been a director of the Company since 1960. From 1961 to 1994, Mr. Leonard served as President of Crossley Surveys, Inc., a New York based company which conducted statistical surveys. Mr. Leonard's family's involvement in the Company spans four generations dating back to the 1880's when Mr. Leonard's great grandfather was a significant shareholder of the Company. Mr. Leonard holds a B.S. degree from Yale University.

CECIL E. MARTIN, JR., (57) Director

     Mr. Martin has been a director of the Company since 1988. From 1973 to 1991 he served as Chairman of a public accounting firm in Richmond, Virginia. Mr. Martin also serves as a director for CareerShop.com. Mr. Martin holds a B.B.A. degree from Old Dominion University and is a Certified Public Accountant.

     There are no family relationships among any of the officers or directors of the Company.

Meetings of the Board of Directors and Committees

     During 1998, the Board of Directors held five meetings, and each Director participated in all of the meetings. The Company's Executive Committee is authorized to act and acts during the intervals between the meetings of the Board of Directors and has all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except the power to declare dividends; to adopt, amend or repeal bylaws; to adopt an agreement of merger or consolidation; to sell substantially all of the Company's assets; to recommend a dissolution of the Company to the stockholders; or to authorize the issuance of stock of the Company. The Executive Committee consists of M. Jay Allison as Chairman, and Cecil E. Martin, Jr. and Richard S. Hickok as members. The Executive Committee did not meet in 1998.

     The Company's Audit Committee has responsibility for recommending retention or change of the Company's independent auditors, reviewing with management and the independent auditors the Company's financial statements, accounting and financial policies and practices, audit scope and adequacy of the Company's internal control structure. The Audit Committee consists of Richard S. Hickok as Chairman, and Franklin B. Leonard and David W. Sledge as members. The Audit Committee held two meetings during 1998 at which all members were present. In addition, the Company's senior financial management, as well as the Company's independent public accountants, consult regularly with the Audit Committee on an informal basis to discuss various accounting related issues.

     The Company's Compensation Committee reviews and recommends to the Board of Directors the compensation and promotion of officers of the Company, the terms of any proposed employee benefit arrangements and the making of awards under such arrangements. The Compensation Committee consists of Cecil E. Martin, Jr., as Chairman, Franklin B. Leonard and David W. Sledge as members. The Compensation Committee held two meetings during 1998 at which all members were present.

     The Company has not established a formal nominating committee and presently the full Board of Directors considers director nominations.

Compensation of Directors

     The Company pays annual fees to directors who are not employees of the Company and reimburses such directors for expenses in attending meetings. In 1998, the Company paid an annual fee of $30,000 to directors who chair committees, and an annual fee of $25,000 to the remaining non-employee directors. Beginning in 1999, the annual fee paid to directors who chair committees was increased to $35,000 and the annual fee to the remaining directors was increased to $30,000. The Company also pays Mr. Martin for additional services provided to the Company under a consulting agreement which provides for an annual payment of $18,000, which was increased to $25,000 beginning in 1999. Under a plan established by the Board of Directors, each director can make an annual election to receive his director and consulting fees in cash or in the equivalent number of shares of Common Stock at the then current market price of Common Stock. In January 1998, the Company issued 10,089 shares of Common Stock, at its then current market price of $12.6875 per share, to the non-employee directors, in full payment of director fees and amounts due under the consulting agreement aggregating $128,000. In October 1998, the Company issued 29,589 shares of Common Stock, at its then current market price of $4.5625 per share, to the non-employee directors, in full payment of 1999 director fees and amounts due under the consulting agreement aggregating $135,000.

     Under the Company's 1991 Long-term Incentive Plan (the "1991 Plan"), each non-employee director receives on the date of initial election or appointment to the Board of Directors options to acquire 10,000 shares of Common Stock. In addition, each non-employee director receives at each annual meeting of stockholders, so long as such person remains a director, options to acquire 10,000 shares of Common Stock. The exercise price equals the fair market value on the date of grant.

     Under Nevada law, directors will be elected by a plurality vote and the persons receiving the greatest number of votes will be elected as the Class B Directors and the Class C Director.

     Shares represented by proxies will be voted FOR the election of the Board of Directors' nominees unless otherwise indicated on the proxy. If at the time of the meeting, any of the nominees has become unavailable for any reason, the persons entitled to vote the proxy shall vote for such substitute nominee or nominees as they, in their discretion, may determine. The Company knows of no reason why any nominee would be unavailable to serve.

                                 PROPOSAL NO. 2
       APPROVE THE COMSTOCK RESOURCES, INC. 1999 LONG-TERM INCENTIVE PLAN


General

     On March 25, 1999, the Board of Directors of the Company approved submission of the 1999 Long-term Incentive Plan (the "1999 Plan") to the stockholders for approval. The 1999 Plan is designed to replace the 1991 Plan. The 1999 Plan is similar to the 1991 Plan in that it provides for the granting of options, restricted shares of Common Stock and performance units to key employees and non-employee directors of the Company. The 1999 Plan will become effective upon stockholder approval, and no awards will be made under the 1999 Plan prior to stockholder approval. However, the remaining shares available for award under the 1991 Plan are available for awards prior to stockholder approval of the 1999 Plan. The full text of the 1999 Plan is attached to this Proxy Statement as Appendix A, and the following description is qualified in its entirety by reference to Appendix A.

Purpose of the 1999 Plan

     The purpose of the 1999 Plan is to attract, retain and motivate key participating employees and to attract and retain well-qualified members of the Board of Directors through the use of incentives based upon the value of Common Stock. Awards under the 1999 Plan are determined by the Compensation Committee of the Board of Directors (the "Committee"), and may be made to key executives, managerial employees and non-employee directors of the Company or one or more of its subsidiaries.

                            Summary of the 1999 Plan

Administration of Plan

     The 1999 Plan is administered by the Committee, each member of which must be a non-employee director, as defined by Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the 1999 Plan, the Committee has authority to select employees to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions and provisions of such awards, to determine the number and value of performance units awarded and earned and to cancel or suspend awards. In making such award determinations, the Committee may take into account the nature of services rendered by the employee, his or her present and potential contribution to the Company's success and such other factors as the Committee deems relevant. The Committee is authorized to interpret the 1999 Plan, to establish, amend and rescind any rules and regulations relating to the 1999 Plan, to determine the terms and provisions of any agreements made pursuant to the 1999 Plan and to make all other determinations that may be necessary or advisable for the administration of the 1999 Plan.

Eligibility Under the 1999 Plan

     Key executives selected by the Committee would be eligible for awards, and non-employee directors would be awarded non-qualified stock options for 10,000 shares per year, incident to each annual meeting of stockholders.

Duration of Plan

     The 1999 Plan has an unlimited term. There is, however, a maximum ten year term during which awards of incentive stock options may be made under the 1999 Plan.

Types of Awards

     Awards under the 1999 Plan may be in the form of stock  options  (including incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code and non-qualified options), restricted stock and performance units.

Authorized Shares Available for Awards Under the 1999 Plan

     The 1999 Plan authorizes awards to key employees of 1,200,000 shares of Common Stock. An additional 1% of the Company's then outstanding Common Stock will become available as of the beginning of each fiscal year commencing January 1, 2000 for awards of non-qualified stock options under the 1999 Plan. In addition, the shares of Common Stock remaining available for grant (currently 58,630 shares) under the 1991 Plan, or that become available upon the lapse or expiration of prior grants under the 1991 Plan or the 1999 Plan, will be authorized for future grant under the 1999 Plan.

     The 1999 Plan also authorizes 225,000 shares of Common Stock for awards to non-employee directors, plus an additional 50,000 shares of Common Stock as of the beginning of each fiscal year commencing January 1, 2000. In addition, the shares of Common Stock under the 1991 Plan that become available upon the lapse or expiration of prior grants under the 1991 Plan or the 1999 Plan will be authorized for future grant under the 1999 Plan.

Stock Options

     Stock options may be awarded under the 1999 Plan with an exercise price of not less than one hundred percent of the market value of the Common Stock on the date of the award or, if greater, the par value of the Common Stock. The 1999 Plan authorizes the award of both non-qualified stock options and incentive stock options. Only employees of the Company are eligible to receive awards of incentive stock options. The aggregate value (determined at the time of the award) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The term of incentive stock options cannot exceed ten years.

     Cashless Exercise Procedures. In addition to allowing an optionee to pay cash to exercise options, or deliver stock certificates for previously-owned shares of Company stock, the 1999 Plan will permit an optionee to use cashless exercise procedures. These include broker-assisted cashless exercises (selling a portion of the option shares to pay the exercise price and withholding taxes), and an attestation procedure in a stock-for-stock cashless exercise, avoiding the delays in requiring physical delivery of stock certificates.

     Limited Transferability of Options. The 1999 Plan permits recipients of non-qualified stock options (including non-employee directors) to transfer their vested options by gift to family members (or trusts or partnerships of family members). After transfer of an option, the optionee remains taxable upon the exercise of the option, and the Company retains the right to claim a deduction for compensation upon the exercise of the option.

     Elections to Defer Recognition of Income. The 1999 Plan permits recipients of non-qualified stock options to elect a voluntary deferral of their receipt of option gain shares in a "stock-for-stock" exercise of an option.

     Non-employee Director Option Awards. The 1999 Plan provides that each non-employee director automatically receives the following: (i) on the date of initial election or appointment to the Board, the director receives non-qualified options to purchase 10,000 shares of Common Stock, and (ii) annually following each annual meeting of stockholders additional options to acquire 10,000 shares of Common Stock.

All options will be granted at an exercise price equal to the fair market value of the Common Stock on the date of grant, and are fully vested and exercisable six months following grant. The options have a term of five years. The 1999 Plan also provides that upon a non-employee director's death, disability or retirement from the Board, any options previously granted to such director under the 1999 Plan will automatically vest.

Restricted Stock

     The 1999 Plan authorizes the Committee to grant to key employees shares of restricted stock. An employee will become the holder of shares of restricted stock free of all restrictions if he or she completes a required period of employment following the award and satisfies any other conditions; otherwise, the shares will be forfeited. The employee will have the right to vote the shares of restricted stock and, unless the Committee determines otherwise, the right to receive dividends on the shares. The employee may not sell or otherwise dispose of restricted stock until the conditions imposed by the Committee have been satisfied. The 1999 Plan requires a minimum restricted period of three years for awards of restricted shares.

Performance Units

     The 1999 Plan authorizes the Committee to award performance units payable in cash or shares of stock. Under the 1999 Plan, a number of performance units is initially assigned by the Committee and the number of units actually earned will be contingent on future performance of the Company over the performance period in relation to the established performance measures. Although the performance measures and performance period will be determined by the Committee at the time of the award of performance units, they may be subject to such later revision as the Committee deems appropriate to reflect significant events or changes.

Change of Control Events

     In the event of a change in control of the Company, as defined, all outstanding stock options and restricted stock will automatically become fully exercisable and/or vested, and performance units may be paid out in such manner and amounts as determined by the Committee.

Federal Income Tax Consequences

     Non-Qualified Stock Options. The grant of a non-qualified stock option does not result in taxable income to the holder of such an option or in a deduction by the Company. The tax consequences are determined generally at the time the optionee exercises the non-qualified stock option. Upon the exercise of a non-qualified stock option, the optionee generally recognizes ordinary income in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price of the option. The Company is entitled to a deduction for the year in which the optionee's tax year ends in an amount equal to the amount that was includable in the optionee's gross income. Upon exercise of options, shares can be withheld (or delivered to the Company, in the case of previously-owned shares) to satisfy tax withholding obligations.

     If an optionee surrenders or delivers shares of common stock in whole or partial payment of the exercise price, the optionee will not recognize taxable income when the non-qualified stock option is exercised to the extent that the number of shares so surrendered or delivered equals the number of shares received upon the exercise of the option. The optionee will, however, recognize ordinary income with respect to the shares received in excess of the number of shares so surrendered or delivered, in an amount equal to the excess of the fair market value of such excess shares on the date the non-qualified stock option is exercised over the amount of any cash paid.

     An optionee's tax basis in the stock acquired pursuant to the exercise of a non-qualified stock option for which the option price is paid solely in cash will be equal to the amount of cash paid plus the amount of ordinary income that the optionee recognizes upon exercise of the option. As to the stock acquired pursuant to exercise of a non-qualified stock option for which an optionee surrenders stock of the Company in payment of all or part of the aggregate option price, the optionee's tax basis in the number of shares acquired in the exchange which is equal to the number of surrendered shares shall be the same as that of the surrendered shares. The holding period of these acquired shares shall be the same as that of the surrendered shares. The optionee's tax basis in any excess shares acquired in the exchange shall be zero, increased by the amount of cash, if any, paid upon the exercise of the non-qualified stock option and the amount of ordinary income that the optionee recognizes upon exercise of the option. The holding period of these acquired shares shall begin as of the date such stock is transferred to the optionee.

     Incentive Stock Options. Under current law, the holder of an option will not recognize taxable income on the grant or exercise of an incentive stock option. However, the amount by which the fair market value of common stock on the date the incentive stock option is exercised exceeds the exercise price of such option will be treated as income for purposes of computing the optionee's alternative minimum taxable income in the year the incentive stock option is exercised.

     If the shares of common stock acquired through the exercise of an incentive stock option are held by an optionee through the later of (i) two years from the date of the grant of the option or (ii) one year after the transfer of such shares to the optionee pursuant to the exercise, the amount received by the optionee upon the sale or other disposition of such shares in excess of the optionee's tax basis in such shares will be taxable to such optionee as a long-term capital gain in the year of such sale or disposition. An optionee's tax basis in the shares of common stock acquired pursuant to the exercise of an incentive stock option will be equal to the exercise price of such options.

     If the shares of common stock acquired through the exercise of an incentive stock option are disposed of prior to the expiration of the two-year or one-year holding periods, an amount equal to the difference between (i) the lesser of (a) the amount realized on the sale or exchange, and (b) the fair market value of the shares on the date the option was exercised, and (ii) the exercise price of the option relating to the shares sold or exchanged will be taxable to the optionee as ordinary income in the year of such disposition. In addition, if the amount realized from the sale or exchange is greater than the fair market value of the shares on the date the incentive stock option was exercised, the optionee will also recognize gain in an amount equal to such difference. This gain will be characterized as long-term or short-term capital gain, depending upon the holding period of such shares. If common stock is disposed of by gift prior to the expiration of the two-year or one-year holding periods, an amount equal to the fair market value of the shares on the date of exercise less the exercise price of the option relating to the shares disposed of will be taxable to the optionee as ordinary income in the year of such disposition.

     The grant or exercise of an incentive stock option will not result in any federal income tax consequences to the Company. However, if Common Stock acquired through the exercise of an incentive stock option is disposed of by the optionee prior to the expiration of the two-year or one-year holding periods described above, the Company will be allowed a deduction equal to the amount of income includable in the optionee's gross income as a result of the disposition.

     Restricted Shares. An employee normally will not realize taxable income and the Company will not be entitled to a deduction upon the grant of restricted shares. When the shares are no longer subject to a substantial risk of forfeiture, the employee will realize taxable ordinary income in an amount equal to the fair market value of such shares at such time, and the Company will be entitled to a deduction in the same amount. An employee may make a special tax election which affects the timing and measurement of income recognized in connection with the grant of restricted shares, and the Company's deduction.

Dividends received by an employee on restricted shares during the restricted period are generally taxable to the employee as ordinary income and will be deductible by the Company.

     Performance Units. An employee receiving an award of a performance unit will not realize taxable income until the performance unit is paid, in an amount equal to the amount of cash received or the fair market value of shares received in payment, and the Company will be entitled to a corresponding deduction at such time.

     The Board of Directors recommends that the stockholders vote FOR approval of the 1999 Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is necessary for approval of the 1999 Plan.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's Chief Executive Officer and the four other highest paid executive officers of the Company.

                           Summary Compensation Table

                                                                             Long-Term
                                                                            Compensation
                                             Annual Compensation ($)        ------------
                                         ----------------------------------   Options
Name and Principal Position     Year     Salary       Bonus     Other(1)(2)   Awards(#)
---------------------------     ----     ------       -----     -----------  ----------

M. Jay Allison,                 1998   $ 245,000   $ 405,000   $  39,900       460,000
    President and Chief         1997     245,000     450,000       5,925       340,000
    Executive Officer           1996     245,000     350,000       3,919     1,165,000

Roland O. Burns,                1998     140,000     100,800      15,474       115,000
    Senior Vice President and   1997     132,500     112,000       3,970        85,000
    Chief Financial Officer     1996     132,500      85,000       2,250       292,500

James L. Menke (3),             1998     115,000      10,000       5,058        25,000
    Vice President              1997     100,000      65,000       2,246        18,000
    of Operations               1996      93,200      50,000       1,846       102,500

Richard G. Powers (4),          1998     112,500      20,000       5,058        20,000
    Vice President of Land      1997      90,000      50,000       1,797        20,000

Michael W. Taylor (4),          1998     115,000      25,000       5,058        25,000
    Vice President of           1997      93,000      90,000       2,056        45,000
    Corporate Development


(1) The value of all perquisites provided to each executive officer by the Company did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for the year.
(2) Represents the Company's matching contributions under the Company's 401(k) Profit Sharing Plan. Also amounts in 1998 include, in the case of Mr. Allison and Mr. Burns, $34,842 and $10,416, respectively, representing the present value of an interest free loan of the amounts paid by the Company for premiums under a split-dollar life insurance arrangement between the Company and Mr. Allison and Mr. Burns. The Company's split dollar insurance program is designed for the Company to recover its aggregate premium cost.
 (3) Mr. Menke resigned on February 24, 1999.
 (4) Mr. Powers and Mr. Taylor were elected as executive officers in December 1997.


     The following table sets forth certain information regarding stock options granted during 1998 to the named executive officers of the Company.


                                  Option Grants

                                                                                           Potential Realizable
                                                                                                  Value
                                                                                            At Assumed Annual
                        Number of       Percent of                                         Rates of Stock Price
                       Securities      Total Options                                         Appreciation for
                       Underlying       Granted To        Exercise or                            Option Term
                         Options       Employees in       Base Price    Expiration    -----------------------------
       Name              Granted        Fiscal Year        Per Share       Date             5%              10%
       ----           -------------  -----------------   ------------  -------------- ------------     ------------

M. Jay Allison            120,000            15.7           $6.9375       1/1/2004    $    230,004     $    508,250
                          340,000            44.3           $3.4375      11/1/2007         644,364        1,587,101
                      -----------           -----                                     ------------     ------------
                          460,000            60.0                                     $    874,368     $  2,095,351
                      -----------           -----                                     ------------     ------------

Roland O. Burns            30,000             3.9           $6.9375       1/1/2004    $     57,501     $    127,062
                           85,000            11.1           $3.4375      11/1/2007         161,091          396,775
                      -----------           -----                                     ------------     ------------
                          115,000            15.0                                     $    518,592     $    523,837
                      -----------           -----                                     ------------     ------------

James L. Menke             25,000             3.3           $3.4375      11/1/2007    $     47,380     $    116,699

Richard G. Powers          20,000             2.6           $3.4375      11/1/2007    $     37,904     $     93,359

Michael W. Taylor          25,000             3.3           $3.4375      11/1/2007    $     47,380     $    116,699


     The following table sets forth certain information with respect to the value of the named executive officers option exercises in 1998 and unexercised options at December 31, 1998.



                    Option Exercises/Options Held at Year End

                                                    Number of Securities           Value of Unexercised
                        Shares                      Underlying Unexercised         In-the-Money Options
                      Acquired on    Value       Options at Fiscal Year-End        at Fiscal Year End(1)
     Name              Exercise     Received    Exercisable      Unexercisable  Exercisable     Unexercisable
     ----           -------------   --------   ------------      -------------  -----------     -------------

M. Jay Allison          65,000      $283,025      1,015,000        1,300,000     $271,875             -
Roland O. Burns            -            -           245,000          335,000       44,844           10,625
James L. Menke             -            -            80,500           75,000          625             -
Richard G. Powers          -            -            58,500           55,000         -                -
Michael W. Taylor          -            -            29,000          136,000         -                -


(1) The last sale price for a share of Common Stock as reported by the NYSE on December 31, 1998 was $3.0625 and the exercise prices of the options in this table ranged from $2.00 to $12.375 per share.

Employment Agreements

     Effective May 11, 1998 the Company entered into employment  agreements with
M. Jay Allison, the President and Chief Executive Officer of the Company, and Roland O. Burns, Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. Under the agreements, the Company has agreed to employ each of Mr. Allison and Mr. Burns for a period of 12 months at a minimum base rate of $245,000, and $140,000 per annum, respectively. Each of the employment agreements provides for the payment of severance benefits in an amount equal to three times the sum of the existing annual base salary plus the annual bonus of the employee upon (i) a change in control followed by (ii) the occurrence of certain specified events, including the assignment of the employee to duties inconsistent with his position immediately prior to the change in control, a reduction in the employee's salary, requiring the employee to be relocated, failure of a successor to the Company to assume the obligations of the Company under the employment agreement, failure of the Company to re-elect the employee to the offices held by him immediately prior to a change in control and a breach by the Company (or any successor) of any provisions of the employment agreement. The severance benefit payments are payable as a single cash payment within 30 days of the employee's termination of employment. As defined in the employment agreements, a "change in control" is deemed to have taken place if, without the approval or recommendation of a majority of the then existing Board of Directors of the Company, (a) a third person causes or brings about the removal or resignation of a majority of the then existing members of the Board or if a third person causes or brings about an increase in the size of the Board such that the then existing members of the Board thereafter represent a minority of the total number of persons comprising the entire Board; (b) a third person, including a group, becomes the beneficial owner of shares of any class of the Company's stock having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or (c) the Company's stockholders approve a merger or other business combination of the Company with or into another corporation pursuant to which the Company will not survive or will survive only as a subsidiary of another corporation, or the sale or other disposition of all or substantially all of the assets of the Company, or any combination of the foregoing.

           Report of Compensation Committee on Executive Compensation

     The duties of the Company's Compensation Committee's include the annual review and approval of the Company's management compensation strategy, review and determination of individual elements of compensation for the Company's executive officers and oversight of the administration of the Company's 1991 Plan. The Compensation Committee has not established any specific criteria in determining executive compensation. The goal of the Company's compensation arrangements is to attract, retain and reward personnel critical to the long-term success of the Company. To achieve this basic goal, the Compensation Committee sets annual base salaries for the Chief Executive Officer and the other executive officers and awards discretionary cash bonuses based on the Company's financial performance during the prior year, as well as the Compensation Committee's subjective assessment of an individual's own performance and ability in the position held by that person.

Base Salaries. The Company's compensation policy is for the Compensation Committee to annually review and set executive base salaries, including that of the President and Chief Executive Officer, within a competitive range given the Company's growth strategy. Once generally established, base salaries are adjusted within the competitive range on an individual basis based on past performance. In 1998, the Compensation Committee did not increase Mr. Allison's base salary. In 1998, the Compensation Committee approved increases to base salaries of the other named executive officers ranging from 6% to 25%.

Discretionary Cash Bonuses. The Compensation Committee granted cash bonuses of $590,800 in the aggregate to the Company's seven executive officers for 1998, including $405,000 to Mr. Allison, for their performance with respect to the Company's achievements in 1998. These achievements, in the opinion of the Committee, substantially enhanced the long-term business and financial prospects of the Company. The amount of each bonus was determined based upon the Compensation Committee's subjective assessment of the contribution of each executive officer. With respect to Mr. Allison, the Compensation Committee primarily considered his role and performance in directing the Company's growth and results in 1998.

Incentive Plan Awards. The Compensation Committee believes that a significant portion of executive compensation should be dependent on value created for the Company's stockholders. Through the 1991 Plan, stock options are granted to key members of management to align the interests of management with the interests of stockholders in working to increase the value of the Company's Common Stock. On July 16, 1998, the committee awarded options under the 1991 Plan to purchase 120,000 shares and 30,000 shares of common stock at a exercise price of $6.9375 per share to Mr. Allison and Mr. Burns, respectively. On October 15, 1998, the Compensation Committee granted options under the 1991 Plan to purchase 577,000 shares of Common Stock, at an exercise price of $3.4375 per share, to the Company's executive officers and certain other key members of management. Of the options granted, options to purchase 525,000 shares of Common Stock were granted to executive officers and options to purchase 52,000 shares of Common Stock were granted to other key employees. Of the options granted to executive officers, options to purchase 340,000 shares of Common Stock were granted to Mr. Allison. Both the size of grants and the proportion relative to the total number of option shares granted generally increased as a function of the recipient's higher level of responsibility within the Company and individual performance. The factors upon which the Committee granted options, including the grants to Mr. Allison, were the same as those considered in awarding discretionary cash bonuses.

$1 Million Deduction Limit. Section 162(m) of the Internal Revenue Code generally limits the corporate income tax deduction for compensation paid to each executive officer shown in the summary compensation table in the proxy statement of a public company to $1 million, unless the compensation is "performance-based compensation" and qualifies under certain other exceptions. The Committee considers the impact of the limits on deductibility of compensation when determining executive officer compensation. Based on the current level of executive officer base salaries and discretionary bonuses, the Committee does not currently anticipate that any portion of the Company's executive officer compensation would not be deductible under Section 162(m). The Committee will continue to monitor whether the $1 million limit on deductibility may impact its compensation policies.


                                The Compensation Committee

                                     Cecil E. Martin, Jr., Chairman
                                     Franklin B. Leonard
                                     David W. Sledge

                                PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 1998 with the cumulative return on the New York Stock Exchange Index and index composed of all publicly traded oil and gas companies within SIC Code 1311, consisting of 173 companies. The graph assumes that $100 was invested in each category on the last trading day of 1993 and that dividends, if any, were reinvested.


                             Stock Performance Graph



[GRAPHIC OMITTED]

















Value of $100 Investment:
                                1994       1995       1996       1997       1998
                                ----       ----       ----       ----       ----

The Company                      $108       $184       $424       $390      $100
New York Stock Exchange            98        127        153        202       240
Public Oil & Gas Producers        105        115        153        155       124

                                 PROPOSAL NO. 3
                     ISSUANCE OF PREFERRED STOCK AND SHARES
                         OF COMMON STOCK RELATED THERETO

     On April 29, 1999, pursuant to a Stock Purchase Agreement, the Company consummated a private placement financing transaction (the "Private Placement") resulting in gross proceeds to the Company of $30,000,000. The Company issued an aggregate of 1,948,001 shares of the Company's Preferred Stock and 1,051,999 shares of Series B 1999 Non-Convertible Preferred Stock (the "Non-Convertible Preferred Stock") in the Private Placement. Each share of Preferred Stock is convertible at any time at the option of the holders in whole or in part, into Common Stock at a conversion price of $4.00 per share, adjusted for any stock split, stock dividend, reorganization, reclassification and certain other matters. The Non-Convertible Preferred Stock is convertible at any time at the option of the Company but not at the option of the holders, in whole but not in part, into shares of Preferred Stock on a share-for-share basis, provided that all accumulated, unpaid dividends on the Non-Convertible Preferred Stock are paid concurrently with such conversion. Each outstanding share of Preferred Stock and each outstanding share of Non-Convertible Preferred Stock are entitled to receive quarterly dividends at the rate of 9% per annum, cumulative, payable in cash or shares of Common Stock (valued at a 17.5% discount to the then prevailing market price).

     The Company used all of the proceeds of the Private Placement to reduce outstanding indebtedness under its bank credit facility. All of the securities sold in the Private Placement were sold solely to accredited investors under the Securities Act of 1933, as amended. Rules of the NYSE applicable to the Company require that the Company obtain approval of its stockholders before the issuance of common stock (or securities convertible into or exchangeable for common stock) in excess of 20% of the number of shares of common stock outstanding before such issuance. The number of shares of Common Stock issuable as a result of the conversion of the Preferred Stock (assuming the Company converts the Non-Convertible Preferred Stock into shares of Preferred Stock) would be 7,500,000, which represents approximately 31% of the Common Stock that was issued and outstanding before the issuance of the Preferred Stock and the Non-Convertible Preferred Stock. If the stockholders approve this proposal, the Company intends to convert the Non-Convertible Preferred Stock into shares of Preferred Stock.

     If the Company does not convert the Non-Convertible Preferred Stock into shares of Preferred Stock, which would occur only if this proposal is not approved by the stockholders, the holders of the Non-Convertible Preferred Stock may require the Company to purchase all or any portion of the outstanding Non-Convertible Preferred Stock at any time on or after December 30, 1999 at a purchase price equal to one Unit per share of Non-Convertible Preferred Stock. Each Unit shall be comprised of (i) an amount equal to $10.00 per share of Non-Convertible Preferred Stock plus all accrued and unpaid dividends (the "Non-SAR Amount") and (ii) 2.5 Share Appreciation Rights ("SAR's") constituting the right to be paid by the Company the difference between $3.75 per share and the fair market value of a share of Common Stock on the date the SAR is exercised by such holder (the "SAR Exercise Amount"). The Non-SAR Amount may be paid in cash or shares of Common Stock (valued at the 17.5% discount), and the SAR Exercise Amount may be paid in cash or in shares of Common Stock (valued at the 17.5% discount); provided, however, the Company's ability to pay the Non-SAR Amount and the SAR Exercise Amount in shares in Common Stock may be limited by the rules of the NYSE discussed in the preceding paragraph. The Company's ability to make cash payments with respect to the Non-SAR Amount and the SAR Exercise Amount will depend on its available cash at the time of a demand of the Company to repurchase the Non-Convertible Preferred Stock or an exercise of the SAR's. The payment of such cash amounts instead of the issuance of shares of Common Stock upon conversion may adversely affect the liquidity and financial condition of the Company.

     The Board of Directors recommends that the stockholders vote FOR approval of the issuance of 1,051,999 shares of Preferred Stock upon the conversion of the Non-Convertible Preferred Stock and any shares of Common Stock issued pursuant to the terms of the Preferred Stock. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is necessary for approval of the issuance of the 1,051,999 shares of Preferred Stock and shares of Common Stock related thereto. The Preferred Stock will not be taken into account in determining the necessary votes for this proposal.

                                 PROPOSAL NO. 4
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Arthur Andersen LLP as independent public accountants to audit the consolidated financial statements of the Company for 1999. Stockholders are being asked to ratify this appointment. Arthur Andersen LLP has served the Company in this capacity since 1989. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The Board of Directors recommends that stockholders vote FOR such ratification. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is necessary for ratification of the appointment of the independent accountants.

                              STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the Company's annual meeting of stockholders in 2000 must be received by the Company by March 16, 2000, in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Any such proposal must comply with the federal proxy rules and state law. If a stockholder intends to present a proposal at the Year 2000 annual meeting that is not included in the Company's proxy statement, the Company shall have discretionary authority to vote against such proposal unless the stockholder notifies the Company of such proposal no later than 45 days before the Company first mailed its proxy materials for the 1999 Annual Meeting of Stockholders and certain other requirements are satisfied.

                                  ANNUAL REPORT

     THE COMPANY'S 1998 ANNUAL REPORT TO STOCKHOLDERS (INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998) IS BEING MAILED TO STOCKHOLDERS OF RECORD TOGETHER HEREWITH.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters other than those set forth above which will be presented for action by the stockholders at the meeting, but if any other matters should be presented, the persons named in the proxy intend to vote such proxies in accordance with their best judgement, unless otherwise restricted by law.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ROLAND O. BURNS
                                        ------------------
                                        ROLAND O. BURNS
                                        SECRETARY

Dallas, Texas
April 30, 1999

                                   APPENDIX A

                        PROPOSED COMSTOCK RESOURCES, INC.
                          1999 Long-Term Incentive Plan

                                   I. GENERAL

     1. Purpose. The COMSTOCK RESOURCES, INC. 1999 Long-Term Incentive Plan (the "1999 Plan") has been established by COMSTOCK RESOURCES, INC. (the "Company") to:

     (a) attract and retain key executive and managerial employees;

     (b) motivate participating employees, by means of appropriate incentive, to achieve long-range goals;

     (c) attract and retain well-qualified individuals to serve as members of the Company's Board of Directors;

     (d) provide incentive compensation opportunities which are competitive with those of other public corporations; and

     (e) further identify Participants' interests with those of the Company's other stockholders through compensation alternatives based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

     2. Effective Date. Subject to the approval of the holders of a majority of the Stock of the Company present, or represented and entitled to vote at the Company's 1999 annual meeting of its stockholders, the 1999 Plan shall be effective as of April 1, 1999, provided, however, that awards made under the 1999 Plan prior to such approval of the 1999 Plan by stockholders of the Company are contingent on such approval of the 1999 Plan by the stockholders of the Company and shall be null and void if such approval of the stockholders of the Company is withheld. Further, in addition to any other restrictions on transferability set forth herein, no Participant shall have any right to sell, assign, transfer, pledge or place any encumbrance on any award or Stock underlying an award prior to such stockholder approval of this 1999 Plan. The 1999 Plan shall be unlimited in duration; provided, however, that no awards of Incentive Stock Options may be made under the 1999 Plan after ten years from the earlier of the date of its adoption by the Board or the date of its approval by the stockholders of the Company.

     3. Definitions. The following definitions are applicable to the 1999 Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board.

     "Disability" means the inability of a Participant, by reason of a physical or mental impairment, to engage in any substantial gainful activity, of which the Board shall be the sole judge.

     "Effective Date" means April 1, 1999.

     "Fair Market Value" of any Stock means, as of any date, the last sale price for such Stock as reported by the New York Stock Exchange (or by the principal consolidated transaction reporting system for any other national securities exchange which is the principal exchange on which the stock is listed or accepted for trading) on the date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

     "Non-employee Director" means each member of the Board who is not a full-time employee of the Company.

     "Option Date" means, with respect to any Stock Option, the date on which the Stock Option is awarded under the 1999 Plan.

     "Participant" means (i) any employee of the Company or any Subsidiary who is selected by the Board or Committee to participate in the 1999 Plan; and (ii) to the extent provided in paragraphs I.5(b) and III.2, any Non-employee Director, to the extent provided in paragraph I.5(b).

     "Performance Unit" shall have the meaning ascribed to it in Part V.

     "Permitted Transferees" means members of the immediate family of the Participant, trusts for the benefit of such immediate family members, and partnerships in which substantially all of the interests are held by the Participant and members of his or her immediate family. An immediate family member shall mean any descendant (children, grandchildren and more remote descendants), including step-children and relationships arising from legal adoption, and any spouse of a Participant or a Participant's descendant.

     "Related Company" means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns 50% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote.

     "Restricted Period" has the meaning ascribed to it in Part IV.

     "Restricted Stock" has the meaning ascribed to it in Part IV.

     "Retirement" means (i) termination of employment in accordance with the retirement procedures set by the Company from time to time; (ii) an employee's termination of employment or a Non-employee Director's ceasing to serve as a member of the Board because of Disability; or (iii) an employee's termination of employment or a Non-employee Director's ceasing to serve as a member of the Board voluntarily with the consent of the Company (of which the Committee shall be the sole judge).

     "Stock" means the Company's common stock, $.50 par value per share.

     "Stock Option" means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or Non-Qualified Option awarded pursuant to the provisions of the 1999 Plan.

     "Subsidiary" means any corporation during any period of which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company.

     4. Administration. The authority to manage and control the operation and administration of the 1999 Plan shall be vested in the Committee. Subject to the provisions of the 1999 Plan, the Committee will have authority to select
employees  to  receive  awards  of  Stock  Options,   Restricted   Stock  and/or

Performance Units, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, to determine the number and value of Performance Units awarded and earned, and to cancel or suspend awards. In making such award determinations, the Committee may take into account the nature of services rendered by the employee, his or her present and potential contribution to the Company's success and such other factors as the Committee deems relevant. The Committee is authorized to interpret the 1999 Plan, to establish, amend, and rescind any rules and regulations relating to the 1999 Plan, to determine the terms and provisions of any agreements made pursuant to the 1999 Plan, and to make all other determinations that may be necessary or advisable for the administration of the 1999 Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the Board. All actions taken and decisions and determinations made by the Board or the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the 1999 Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the 1999 Plan.

     Notwithstanding the foregoing, all authority to exercise discretion with respect to the participation in the 1999 Plan of persons who are "officers" within the meaning of the applicable Securities and Exchange Commission rules relating to Section 16 of the Securities Exchange Act of 1934, as amended, and/or directors of the Company, or the timing, pricing and amounts of awards granted under the 1999 Plan to such officers and directors, shall be vested in
(a) the Board, or (b) the Committee, if consisting of two or more directors each of whom is a non-employee director within the meaning ascribed to such term in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or within any successor definition or any successor rule.

     5. Participation. (a) Employees. Subject to the terms and conditions of the 1999 Plan, the Committee shall determine and designate, from time to time, the key executives and managerial employees of the Company and/or its Subsidiaries who will participate in the 1999 Plan. In the discretion of the Committee, an eligible employee may be awarded Stock Options, Restricted Stock or Performance Units or any combination thereof, and more than one award may be granted to a Participant. Except as otherwise agreed to by the Company and the Participant, any award under the 1999 Plan shall not affect any previous award to the Participant under the 1999 Plan or any other plan maintained by the Company or its Subsidiaries.

     (b) Non-employee Directors. Each Non-employee Director shall be granted without further action by the Board or the Committee a Non-Qualified Stock Option to purchase 10,000 shares of Stock at the close of business of each annual meeting of stockholders of the Company. An individual who is first elected and commences serving as a Non-employee Director shall also be granted without further action by the Board or the Committee a Non-Qualified Stock Option for 10,000 shares of Stock on the date of such election as a director.

     The Non-Qualified Stock Options shall be fully vested and exercisable by each Non-employee Director after the Director has completed six continuous months of service as a member of the Board after the Option Date (unless his service terminates during such period by reason of death or Disability). The term of each NonQualified Stock Option shall be five years from the Option Date, and the exercise price shall be 100% of the Fair Market Value of a share of Stock as of the Option Date. The full purchase price of each share of Stock purchased upon exercise of a Non-Qualified Stock Option shall be paid in the manner set forth in Article III, paragraph 3 hereof. All outstanding options become 100% vested and exercisable if service as a member of the Board terminates by reason of death, Disability or Retirement.

     6. Shares Subject to the 1999 Plan. The shares of Stock with respect to which awards may be made under the 1999 Plan shall be either authorized and unissued shares or authorized and issued shares held in the treasury by the Company (including, in the discretion of the Committee, shares purchased in the market).

     (a) Awards to Employees. Subject to the provisions of paragraph I.10, the number of shares of Stock available under the 1999 Plan for the grant of Stock Options, Performance Units and Restricted Stock to key executive and managerial employees shall not exceed 1,200,000 shares in the aggregate. The number of shares of Stock available under the 1999 Plan for the grant of non-qualified stock options, Performance Units and Restricted Stock shall be increased, as of the first day of each fiscal year commencing January 1, 2000, , by one percent (1%) of the then current number of shares of Stock outstanding. In addition, shares of Stock available under the 1991 Long-Term Incentive Plan (the "1991 Plan") which remain available at the Effective Date of the 1999 Plan (58,630 shares) shall be available for grant under the 1999 Plan. If, for any reason, any award under the 1999 Plan or the 1991 Plan otherwise distributable in shares of Stock, or any portion of the award, shall expire, terminate or be forfeited or canceled, or be settled in cash pursuant to the terms of the 1999 Plan or the 1991 Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award under the 1999 Plan.

     (b) Awards to Non-Employee Directors. Subject to the provisions of paragraph I.10, the number of shares of Stock available under the 1999 Plan for the grant of Options to Non-employee Directors shall not exceed 225,000 shares, which includes 170,000 shares remaining available from the 1991 Plan for grant to Non-employee Directors at the Effective Date. The number of shares of Stock available under the 1999 Plan for the grant of Options to Non-employee Directors shall be increased, as of the first day of each fiscal year commencing January 1, 2000, by 50,000 shares. If, for any reason, any Option award to a Non-employee Director under the 1999 Plan or the 1991 Plan, or any portion of such award, shall expire, terminate or be forfeited or canceled, or be settled in cash pursuant to the terms of the 1999 Plan or the 1991 Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award to Non-employee Directors under the 1999 Plan.

     7. Compliance With Applicable Laws and Withholding of Taxes. Notwithstanding any other provision of the 1999 Plan, the Company shall have no liability to issue any shares of Stock under the 1999 Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar authority. Prior to the issuance of any shares of Stock under the 1999 Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing as amended, the shares. In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, add such conditions and limitations to any election to satisfy tax withholding obligations through the withholding or surrender of shares of Stock as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom. All awards and payments under the 1999 Plan to employees are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the 1999 Plan.

     8. Transferability. Incentive Stock Options, Performance Units, and, during the period of restriction, Restricted Stock awarded under the 1999 Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Incentive Stock Options may be exercised during the lifetime of the Participant only by the Participant or his guardian or legal representative. If expressly permitted by the terms of the stock option agreement, Non-Qualified Stock Options may be transferred by a Participant to Permitted Transferees, provided that there is not any consideration for the transfer.

     9. Employment and Stockholder Status. The 1999 Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. The 1999 Plan does not constitute or serve as evidence of an agreement or understanding, express or implied, that the Company will retain a director for any period of time. Subject to the provisions of paragraph IV.3(a), no award under the 1999 Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock. If the redistribution of shares is restricted pursuant to paragraph I.7, certificates representing such shares may bear a legend referring to such restrictions.

     10. Adjustments to Number of Shares Subject to the 1999 Plan. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares of Stock with respect to which awards may be made under the 1999 Plan, the terms and the number of shares of any outstanding Stock Options, Performance Units, or Restricted Stock, and the purchase price of a share of Stock under Stock Options, may be equitably adjusted by the Committee in its sole discretion.

     11. Change in Control. Notwithstanding any other provision of the 1999 Plan, in the event of a change in control, all outstanding Stock Options and Restricted Stock will automatically become fully exercisable and/or vested, and Performance Units may be paid out in such manner and amounts as determined by the Committee. For purposes of this paragraph 11, a Change in Control of the Company shall be deemed to have taken place if, without the approval or recommendation of a majority of the then existing Board of the Company:

     (a) a third person shall cause or bring about (through solicitation of proxies or otherwise) the removal or resignation of a majority of the then existing members of the Board or if a third person causes or brings about (through solicitation of proxies or otherwise) an increase in the size of the Board such that the then existing members of the Board thereafter represent a minority of the total number of persons comprising the entire Board;

     (b) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of any class of the Company's stock having 20% or more of the total number of votes that may be cast for the election of directors of the Company;

     (c) the stockholders of the Company approve a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the Company will not survive or will survive only as a subsidiary of another corporation, for the sale or other disposition of all or substantially all of the assets of the Company, or any combination of the foregoing.

     For purposes hereof, a person will be deemed to be the beneficial owner of any voting securities of the Company which it would be considered to beneficially own under Securities and Exchange Commission Rule 13d-3 (or any similar or superseding statute or rule from time to time in effect).

     12. Agreement With Company. At the time of any awards under the 1999 Plan, the Committee will require a Participant to enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the 1999 Plan and to such additional terms and conditions, not inconsistent with the 1999 Plan, as the Committee may, in its sole discretion, prescribe.

     13. Amendment and Termination of 1999 Plan. Subject to the following provisions of this paragraph 13, the Board may at any time and in any way amend, suspend or terminate the 1999 Plan. No amendment of the 1999 Plan and, except as provided in paragraph I.10, no action by the Board shall, without further approval of the stockholders of the Company, materially increase the total number of shares of Stock with respect to which awards may be made under the 1999 Plan, materially increase the benefits accruing to Participants under the 1999 Plan or materially modify the requirements as to eligibility for participation in the 1999 Plan, if stockholder approval of such amendment is a condition to the availability of the exemption provided by Securities and Exchange Commission Rule 16b-3 or of the Code at the time such amendment is adopted. Further, the formula provisions of paragraph I.5 may be amended no more than once every twelve months, other than to comport with changes in the Code. No amendment, suspension or termination of the 1999 Plan shall alter or impair any Stock Option, share of Restricted Stock or Performance Unit previously awarded under the 1999 Plan without the consent of the holder thereof.

                           II. INCENTIVE STOCK OPTIONS

     1. Definition. The award of an Incentive Stock Option under the 1999 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part II.

     2. Eligibility. The Committee shall designate the Participants to whom Incentive Stock Options, as described in section 422A(b) of the Code or any successor section thereto, are to be awarded under the 1999 Plan and shall determine the number of option shares to be offered to each of them. Incentive Stock Options shall be awarded only to key employees of the Company, and no Non-employee Director shall be eligible to receive an award of an Incentive Stock Option. In no event shall the aggregate Fair Market Value (determined at the time the option is awarded) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.

     3. Price. The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Committee, provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the Option Date (or 110% of such Fair Market Value if the holder of the Incentive Stock Option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Related

Company) or (b) the par value of a share of Stock on such date. To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

     4. Exercise. No Incentive Stock Option may be exercised by a Participant after the Expiration Date (as defined in paragraph II.5 below) applicable to that option. Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date.

     5. Option Expiration Date. The "Expiration Date" with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under the 1999 Plan means the earliest of:

     (a) the date that is 10 years after the date on which the Incentive Stock Option is awarded;

     (b) the date established by the Committee at the time of the award;

     (c) the date that is one year after the Participant's employment with the Company and all Related Companies is terminated because of death or permanent and total disability; as defined in Code Section 22(e)(3); or

     (d) the date that is three months after the date the Participant's employment with the Company and all Related Companies is terminated for reasons other than death or permanent and total disability.


                        III. NON-QUALIFIED STOCK OPTIONS

     1. Definition. The award of a Non-Qualified Stock Option under the 1999 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part III.

     2. Eligibility. The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the 1999 Plan and shall determine the number of option shares to be offered to each of them. No Non-employee Director shall be eligible to receive an award of a Non-Qualified Stock Option except to the extent granted pursuant to the formula set forth in Paragraph I.5(b) above.

     3. Price. The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Committee; provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the Option Date or (b) the par value of a share of such Stock on such date. To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise. Shares of Stock acquired pursuant to the exercise of a Non-Qualified Stock Option shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the award agreement. If the Company shall have a class of its Stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, an option holder may also make payment at the time of exercise of a Non-Qualified Stock Option by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company, that upon such broker's sale of shares of Stock with respect to which such option is exercised, it is to deliver promptly to the Company the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes.

     4.  Exercise.   No  Non-Qualified  Stock  Option  may  be  exercised  by  a
Participant after the Expiration Date applicable to that option. Unless otherwise specified herein, each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date.

     5. Option Expiration Date. The "Expiration Date" with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the 1999 Plan means the earliest of:

     (a) the date established by the Committee at the time of the award or set forth in paragraph I.5(b), as applicable;

     (b) the date that is three months after the employee Participant's employment with the Company and all Subsidiaries or the Non-employee Director Participant's service as a member of the Board is terminated for reasons other than Retirement or death; or

     (c) the date that is three years after the date the employee Participant's employment with the Company and all Subsidiaries or the Non-employee Director Participant's service as a member of the Board is terminated by reason of Retirement or death.

                              IV. RESTRICTED STOCK

     1. Definition. Restricted Stock awards are grants of Stock to Participants, the vesting of which is subject to a required period of employment and any other conditions established by the Committee or by the terms of this 1999 Plan.

     2. Eligibility. The Committee shall designate the Participants to whom Restricted Stock is to be awarded and the number of shares of Stock that are subject to the award. Restricted Stock shall be awarded only to key employees of the Company, and no Non-employee Director shall be eligible to receive an award of Restricted Stock.

     3. Terms and Conditions of Awards. All shares of Restricted Stock awarded to Participants under the 1999 Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the 1999 Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the agreement referred to in paragraph I.12.

     (a) Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of ten years or such shorter period as the Committee may determine, but no less than three years, after the time of the award of such stock (the "Restricted Period"). Such restrictions shall lapse as to the Restricted Stock in accordance with the time(s) and number(s) of shares as to which the Restricted Period expires, as set forth in the Agreement with the Participant. Except for such restrictions, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.

     (b) The Committee may in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of the Restricted Period be less than three years.

     (c) Except as otherwise determined by the Committee in its sole discretion, an employee Participant whose employment with the Company and all Subsidiaries terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock award which have not then vested in accordance with the agreement entered into under paragraph I.12.

     (d) Each certificate issued in respect of shares of Restricted Stock awarded under the 1999 Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the COMSTOCK RESOURCES, INC. 1999 Long-Term Incentive Plan and an agreement entered into between the registered owner and COMSTOCK RESOURCES, INC. A copy of such plan and agreement is on file in the office of the Secretary of COMSTOCK RESOURCES, INC., 5005 LBJ Freeway, Suite 1000, Dallas, Texas 75244 or, if the Company changes its principal office, at the address of such new principal office."

     (e) As the Restricted Period for Restricted Stock expires and such restrictions lapse, such Restricted Stock shall be held by a Participant (or his or her legal representative, beneficiary or heir) free of all restrictions imposed by the 1999 Plan and the Agreement. Such shares shall nevertheless continue to be subject to any restriction imposed under applicable securities laws.

                              V. PERFORMANCE UNITS

     1. Definition. Performance Units are awards to Participants who may receive value for the units at the end of a Performance Period. The number of units earned, and value received for them, will be contingent on the degree to which the performance measures established at the time of the initial award are met.

     2. Eligibility. The Committee shall designate the Participants to whom Performance Units are to be awarded, and the number of units to be the subject of such awards. Performance Units shall be awarded only to key employees of the Company, and no Non-employee Director shall be eligible to receive an award of a Performance Unit.

     3. Terms and Conditions of Awards. For each Participant, the Committee will determine the timing of awards; the number of units awarded; the value of units, which may be stated either in cash or in shares of Stock; the performance measures used for determining whether the Performance Units are earned; the performance period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the performance period, any revision to the performance measures or performance period should be made to reflect significant events or changes that occur during the performance period; and the number of earned Performance Units that will be paid in cash and/or shares of Stock.

     4. Payment. The Committee will compare the actual performance to the performance measures established for the performance period and determine the number of units to be paid and their value. Payment for units earned shall be wholly in cash, wholly in Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Committee shall determine. The Committee will determine the number of earned units to be paid in cash and the number to be paid in Stock. For Performance Units awarded in shares of Stock, one share of Stock will be paid for each unit earned, or cash will be paid for each unit earned equal to either (a) the Fair Market Value of a share of Stock at the end of the Performance Period or (b) the Fair Market Value of a share of Stock averaged for a number of days determined by the Committee. For Performance Units awarded in cash, the value of each unit earned will be paid in its initial cash value, or shares of Stock will be distributed based on the cash value of the units earned divided by (a) the Fair Market Value of a share of Stock at the end of the Performance Period or (b) the Fair Market Value of a share of Stock averaged for a number of days determined by the Committee.

     5. Retirement, Death or Termination. A Participant whose employment with the Company and all Subsidiaries terminates during a performance period because of Retirement or death shall be entitled to the prorated value of earned Performance Units, issued with respect to that performance period, at the conclusion of the performance period based on the ratio of the months employed during the period to the total months of the performance period. If a Participant's employment with the Company and all Subsidiaries terminates during a performance period for any reason other than Retirement or death, the Performance Units issued with respect to that performance period will be forfeited on the date such Participant's employment terminates. Notwithstanding the foregoing provisions of this Part V, if a Participant's employment with the Company and all Subsidiaries terminates before the end of the Performance Period with respect to any Performance Units awarded to him, the Committee may determine that the Participant will be entitled to receive all or any portion of the units that he or she would otherwise receive, and may accelerate the determination and payment of the value of such units or make such other adjustments as the Committee, in its sole discretion, deems desirable.

FORM OF PROXY

         x        PLEASE MARK YOUR VOTES
                  AS IN THIS EXAMPLE

                                     WITHHOLD AUTHORITY          Nominees:
                              FOR    To vote for Nominees listed M. Jay Allison
                                                                 David W. Sledge
1.   Election of
     two (2) Class B
     Directors (term
     expires in 2002):        -----         -----

     (Instruction: To withhold authority to vote for the individual nominee, write that nominee's name on the line below.)

     ------------------------------

                                     WITHHOLD AUTHORITY          Nominee:
                              FOR    To vote for Nominee listed  Roland O. Burns
     Election of
     one (1) Class C
     Directors (term
     expires in 2000):        -----         -----

     (Instruction: To withhold authority to vote for the individual nominee, write that nominee's name on the line below.)

     ------------------------------

                               FOR          AGAINST        ABSTAIN

2.   Approve the
     Comstock Resources,
     Inc. 1999 Long-term
     Incentive Plan           -----         -----          -----

                               FOR          AGAINST        ABSTAIN

3.   Approve the issuance of
     1,051,999 shares of
     Series A 1999 Convertible
     Preferred Stock, par
     value $10.00 per share,
     and shares of Common
     Stock related thereto     -----         -----          -----

                               FOR          AGAINST        ABSTAIN
4.   Proposal to ratify the
     appointment of
     Arthur Andersen LLP
     independent accountants
     for 1999                  -----         -----          -----

5. In their discretion on such other matters which may properly come before this meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.


SIGNATURE(S)   ---------------------------------            DATE:------------

NOTE: Please sign exactly as your name appears on this proxy. If your stock is jointly owned, both parties must sign. Fiduciaries and representatives should so indicate when signing, and when more than one is named, a majority should sign.

                            COMSTOCK RESOURCES, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 23, 1999


The undersigned hereby appoints M. Jay Allison and Roland O. Burns, and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed on the reverse the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Comstock Resources, Inc. to be held Monday, June 23, 1999 at 4:00 p.m. Dallas time and any adjournment or adjournments thereof. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.


                         (To be Signed on Reverse Side.)